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                                                                 Exhibit 1.2.3


                                                 DEUTSCHE MORGAN GRENFELL [LOGO]

                                                 Deutsche Morgan Grenfell Inc.
                                                 600 Steamboat Road
                                                 Greenwich, CT 06830

                                                 Telephone: 203-622-8585
                                                 Fax: 203-622-8877

April 15, 1998

Synopsys, Inc.
700 East Middlefield Road
Mountain View, CA 94043
Attn: David M. Sugishita

Dear Sir:

This term sheet sets forth the terms under which you agree to lend to Deutsche Bank AG acting through its London Branch securities against a pledge of collateral on the date specified below, subject to the parties entering into a Master Securities Loan Agreement to be dated as of April 15, 1998 in form and substance reasonably satisfactory to the parties (the "Agreement").

        Borrower:                          Deutsche Bank AG, London Branch

        Lender:                            Synopsys, Inc.

        Agent:                             Deutsche Morgan Grenfell Inc. ("DMG")

        Loaned Securities:                 Common stock, par value $0.001 per
                                           share, of Artisan Components, Inc.
                                           (NASDAQ symbol "ARTI"),
                                           CUSIP No. 042923102

        Quantity of Loaned Securities:     891,448

        Collateral:                        Cash

        Margin Requirement:                102% of the daily market value of all
                                           outstanding Loaned Securities

        Cash Collateral Fee:               Actual earnings on cash collateral
                                           (to be invested in eligible short
                                           term investments typical for
                                           segregated customer funds)

        Loan Fee:                          Zero

        Commencement Date:                 The date on which the closing, if
                                           any, occurs under the Underwriting
                                           Agreement anticipated to be entered
                                           into between, among others, Artisan
                                           Components, Inc. and DMG

        Dividends:                         As provided in the Agreement

        Custody of Loaned Securities:      To be deposited in custody with the
                                           transfer agent for Artisan
                                           Components, Inc. promptly after the
                                           date hereof but
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                                           in no event later than the fifth
                                           business day prior to the
                                           Commencement Date pursuant to a
                                           mutually agreed custody arrangement
                                           among the transfer agent, Lender and
                                           Borrower.

        Netting: Lender and Borrower agree that payments, deliveries and other transfers in respect of this loan shall be netted with obligations under the agreement confirming the terms and conditions of the share forward transaction entered into between Lender and Borrower relating to Loaned Securities with a trade date of April 15, 1998.

Regards,

DEUTSCHE MORGAN GRENFELL INC.,
solely in its capacity as agent in connection with this transaction


           /s/ John Hodge
By: ________________________________
    Name:


           /s/ Tony Trousset
By: ________________________________
    Name:


Agreed as of the date first above written:

SYNOPSYS, INC.


           /s/ Dan Miranda
By: ________________________________
    Name:      Dan Miranda
               Manager
               Business Development